Exhibit 23.1

EXHIBIT 18

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Utah Medical Products, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-127946, 333-199337 (on Form S-8), and 333-182078 (on Form S-3) of Utah Medical Products, Inc. of our audit report dated March 5, 2015, on the consolidated financial statements and internal control over financial reporting of Utah Medical Products, Inc., which report appears in this annual report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2014, 2013, and 2012.

/s/ Jones Simkins LLC

JONES SIMKINS LLC
Logan, Utah
March 5, 2015